Exhibit 3.2

AMENDED
BYLAWS
OF
GULFSLOPE ENERGY, INC.
-----------------------------------

(a Delaware corporation)

ARTICLE 1.

DEFINITIONS

1.1           Definitions.  Unless the context clearly requires otherwise, in these Bylaws:

(a)           "Board" means the board of directors of the Corporation.

(b)           "Bylaws" means these bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Stockholders.

(c)           "Certificate of Incorporation" means the Certificate of Incorporation of GulfSlope Energy, Inc. as filed with the Secretary of State of the State of Delaware and includes all amendments thereto and restatements thereof subsequently filed.

(d)           "Corporation" means GulfSlope Energy, Inc.

(e)           "Section" refers to sections of these Bylaws.

(f)           "Stockholder" means stockholders of record of the Corporation.

1.2           Offices.  The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Corporation.

ARTICLE 2.

OFFICES

2.1           Principal Office.  The Corporation may locate its principal office within or without the state of incorporation as the Board may determine.

2.2           Registered Office.  The registered office of the Corporation required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Corporation.  The Board may change the address of the registered office from time to time.

2.3           Other Offices.  The Corporation may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Corporation may require from time to time.

ARTICLE 3.

MEETINGS OF STOCKHOLDERS

3.1           Annual Meetings.  The Stockholders of the Corporation shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place (if any) as the Board shall determine by resolution.  In lieu of holding an annual meeting of Stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of Stockholders may be held solely by means of remote communication.

3.2           Special Meetings.  The Board, the Chairman of the Board or the Chief Executive Officer may call special meetings of the Stockholders of the Corporation at any time or place (if any) for any purpose or purposes as the Board may determine.  Special meetings of the Stockholders of the Corporation may not be called by any other person or persons.  In lieu of holding a special meeting of Stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of Stockholders may be held solely by means of remote communication.  Business transacted at any special meeting of Stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

3.3           Place of Meetings.  The Stockholders shall hold all meetings at such places (if any) within or without the State of Delaware, as the Board shall specify.

3.4           Notice of Meetings.

(a)           Written notice of each meeting of Stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each Stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation).  The notice of any meeting shall state the place (if any), date and hour of the meeting, and the means of remote communication (if any) by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation.

(b)           Notice to Stockholders may be given by personal delivery, mail, or, with the consent of the Stockholder entitled to receive notice, by facsimile or other means of electronic transmission.  Without limiting the manner by which notice otherwise may be given effectively, notice to any Stockholder shall be deemed given: (1) if by facsimile, when directed to a facsimile number at which the Stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the Stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

3.5           Stockholder Notice.  Subject to the provisions of Section 4.10 below:

(a)           At an annual or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) properly brought before the meeting by or at the direction of the Board, or (iii) properly brought before the meeting by a Stockholder of record.  For business to be properly brought before an annual meeting by a Stockholder, it must be a proper matter for Stockholder action under the Delaware General Corporation Law, and the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a Stockholder proposal to be presented at an annual meeting shall be received at the Corporation’s principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponement or adjournment of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the Stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.  “Public announcement” for purposes hereof shall have the meaning set forth in Section 4.10(c) of these Bylaws.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.  For business to be properly brought before a special meeting by a Stockholder, the business must be limited to the purpose or purposes set forth in the notice of the special meeting sent pursuant to Section 3.2.

(b)           A Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business and the names and addresses of the beneficial owner, if any, on whose behalf the business is being brought, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the Stockholder and such other beneficial owner in such business, and (v) the following information regarding the ownership interests of the Stockholder or such other beneficial owner, which shall be supplemented in writing by the Stockholder not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class and number of shares of the Corporation that are owned beneficially and of record by the Stockholder and such other beneficial owner; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder has a right to vote any shares of any security of the Corporation; (D) any short interest in any security of the Corporation (for purposes of this Section 3.5 and Section 4.10, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the share of the Corporation owned beneficially by such Stockholder that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such Stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Stockholder’s immediate family sharing the same household.

3.6           Waiver of Notice.  Notice of any meeting of Stockholders need not be given to any Stockholder if waived by such Stockholder either in a writing signed by such Stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held.  If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Stockholder.  Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the Board.

3.7           Adjournment of Meeting.  Any meeting of Stockholders may be adjourned to any other time and to any other place at which a meeting of Stockholders may be held under these

Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

3.8           Quorum.  Except as otherwise required by law, the holders of 33.3% of the shares of the capital stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders.

3.9           Organization.  Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting.  In the absence of the Secretary or an Assistant Secretary of the Corporation, the chairman shall appoint someone to act as the secretary of the meeting.

3.10           Conduct of Business.  The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.  The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part.  Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide Stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one Stockholder.  Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting.  The chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 3.10 and Section 3.5 above, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

3.11           List of Stockholders.  At least 10 days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  The Corporation shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

The Secretary shall produce and keep the list at the time and place (if any) of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting.  The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.  A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

3.12           Fixing of Record Date.  For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of Stockholders.  However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.

If the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.

3.13           Voting of Shares.  Each Stockholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting.  The Corporation shall not have the right to vote treasury stock of the Corporation, nor shall another corporation have the right to vote its stock of the Corporation if the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation.  Persons holding stock of the Corporation in a fiduciary capacity shall have the right to vote such stock.  Persons who have pledged their stock of the Corporation shall have the right to vote such stock unless in the transfer on the books of the Corporation the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all elections and, except when the law, the Certificate of Incorporation or the Bylaws requires otherwise, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all other matters.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, except where a different vote is required by an express provision of law, the Certificate of Incorporation, or the Bylaws.

The Stockholders may vote by voice vote on all matters.  Upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot.  In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the Corporation may require under the procedure established for the meeting.

3.14           Inspectors.  At any meeting in which the Stockholders vote by ballot, the chairman may appoint one or more inspectors.  Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability.  The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Corporation.  An inspector need not be a Stockholder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.

3.15           Proxies.  A Stockholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the secretary of the meeting pursuant to the manner prescribed by law.  A proxy is not valid after the expiration of three years after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed three years) or limits its use to a particular meeting.  Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.16           Stockholder Action Without Meeting.  Any action required or permitted to be taken by the Stockholders of the Corporation must be effected at a duly called annual or special meeting of Stockholders of the Corporation and may not be effected by any consent in writing by such Stockholders.

3.17           Meetings by Remote Communication.  If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, Stockholders and proxy holders not physically present at a meeting of Stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such Stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE 4.

BOARD OF DIRECTORS

4.1           General Powers.  The Board shall manage the property, business and affairs of the Corporation.

4.2           Number.  The number of directors who shall constitute the Board shall equal not less than one and shall be determined by resolution of the Board from time to time or as set forth in these Bylaws.

4.3           Vacancies and Newly Created Directorships.  Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification or otherwise (including removal from office by a vote of the Stockholders) may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director, or, to the extent required by the Certificate of Incorporation or if there are no directors, by the Stockholders, and directors so chosen shall hold office for a term expiring at the next annual meeting of Stockholders and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors shall shorten the term of any incumbent director.

4.4           Election of Directors and Term of Office.  The Stockholders of the Corporation shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies).  Commencing with the 2015 annual meeting of Stockholders, directors shall be divided into three classes as determined by action of the Board, apportioned as nearly as equal as possible. The three classes shall be designated as Class I, Class II and Class III.  The initial term of office of the Class I directors shall expire on the date of the 2016 annual meeting of Stockholders, the initial term of office of the Class II directors shall expire on the date of the 2017 annual meeting of Stockholders, and the initial term of office of the Class III directors shall expire on the date of the 2018 annual meeting of Stockholders.  Commencing with the 2016 annual meeting of Stockholders and at each annual meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election, so that the term of office of one class of directors shall expire each year. Each director shall hold office until the expiration of such director’s term of office and until such director’s successor shall have been elected and qualified, or until such director’s earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of authorized directors constituting the whole Board, the number of directors in each class shall be apportioned as nearly as equal as possible as determined by action of the Board. A director elected by the remainder of the Board to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director’s successor has been elected and qualified, or until such director’s successor has been elected and qualified, or until such director's earlier resignation, removal or death.

4.5           Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation.  Any resignation shall take effect upon receipt or at the time specified in the notice.  Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.6           Removal.  Subject to the rights of the holders of any series of preferred shares then outstanding, Stockholders holding a majority of the outstanding shares entitled to vote generally in the election of directors may remove any director at any time, with or without cause.

4.7           Vacancies.  A majority of the remaining directors, although less than a quorum, or a sole remaining director may fill any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause.  Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.8           Chairman of the Board.  At the annual meeting of the Board, the directors may elect from their number a Chairman of the Board.  The chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct.  The Board also may elect a vice chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.9           Compensation.  The Board may compensate directors for their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary in any other capacity and receiving compensation for such service.

4.10           Nomination of Director Candidates.

(a)           Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board or a duly authorized committee thereof or (ii) any Stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in this Section 4.10 and who is a Stockholder of record at the time notice is delivered to the Secretary of the Corporation.  Any Stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if timely notice of such Stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation.  To be timely, a Stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation’s principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the Stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.  Each such notice shall set forth: (i) the name and address, as they appear on the Corporation’s records, of the Stockholder who intends to make the nomination, and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the following information regarding the ownership interests of the Stockholder or such other beneficial owner, which shall be supplemented in writing by the Stockholder not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class and number of shares of the Corporation that are owned beneficially and of record by the Stockholder and such other beneficial owner; (B) any Derivative Instrument directly or indirectly owned beneficially by such Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder has a right to vote any shares of any security of the Corporation; (D) any short interest in any security of the Corporation; (E) any rights to dividends on the shares of the Corporation owned beneficially by such Stockholder that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such Stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Stockholder’s immediate family sharing the same household, (iv) a description of all arrangements or understandings between the Stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder and such other beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.  Notwithstanding the third sentence of this Section 4.10(a), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a Stockholder’s notice required by this Section 4.10(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or a committee thereof or (ii) by any Stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.10 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board, any such Stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice as required by Section 4.10(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c)           For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed.

(d)           Only persons nominated in accordance with the procedures set forth in this Section 4.10 shall be eligible to serve as directors.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 4.10 and (b) if any proposed nomination was not made in compliance with this Section 4.10 to declare that such nomination shall be disregarded.

(e)           If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 4.10, such nomination shall be void.

ARTICLE 5.

MEETINGS OF DIRECTORS

5.1           Regular Meetings.  The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution.  If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day.  The Board need not give notice of regular meetings.

5.2           Place of Meetings.  The Board may hold any of its meetings in or out of the State of Delaware, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.3           Meetings by Telecommunications.  The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

5.4           Special Meetings.  The Chairman of the Board, the President, or one-half of the directors then in office may call a special meeting of the Board.  The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Delaware as the place for the meeting.

5.5           Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile to his last known facsimile number, or delivering written notice by hand to his last known business or home address, at least 24 hours in advance of the meeting, or (iii) mailing written notice to his last known business or home address at least three days in advance of the meeting.  A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

5.6           Waiver by Presence.  Except when expressly for the purpose of objecting to the legality of a meeting, a director's presence at a meeting shall constitute a waiver of notice of such meeting.

5.7           Quorum.  A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice.  No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors meeting.

5.8           Conduct of Business.  The Board shall transact business in such order and manner as the Board may determine.  Except as the law requires otherwise, the Board shall determine all matters by vote of a majority of the directors present at a meeting at which a quorum is present.  The directors shall act as a Board, and the individual directors shall have no power as such.

5.9           Action by Consent.  The Board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.

ARTICLE 6.

COMMITTEES

6.1           Committees of the Board.  The Board may designate, by a vote of a majority of the directors then in office, committees of the Board.  The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

6.2           Selection of Committee Members.  The Board shall elect by a vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee.  By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee.  In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.3           Conduct of Business.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise.  Each committee shall make adequate provision for notice of all meetings to members.  A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members.  In that event, one member shall constitute a quorum.  A majority vote of the members present shall determine all matters.  A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.4           Authority.  Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the affixation of the Corporation's seal to all instruments which may require or permit it.  However, no committee shall have any power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending these Bylaws of the Corporation.  Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

6.5           Minutes.  Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

ARTICLE 7.

OFFICERS

7.1           Officers of the Corporation.  The officers of the Corporation shall consist of a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Secretary, Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time.  The same person may hold at the same time any two or more offices.

7.2           Election and Term.  The Board shall elect the officers of the Corporation.  Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

7.3           Compensation of Officers.  The Board shall fix the compensation of all officers of the Corporation.  No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

7.4           Removal of Officers and Agents.  The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5           Resignation of Officers and Agents.  Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified.  Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.6           Bond.  The Board may require by resolution any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency.  The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

7.7           Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general supervision, direction and control of the business and the officers of the Corporation.  He shall preside at all meetings of the Stockholders and, in the absence or nonexistence of a chairman, at all meetings of the Board.  He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

7.8           President.  Subject to the Board’s or Chief Executive Officer’s control, the President shall have general supervision, direct and control of the business and affairs of the Corporation.  When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Corporation which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Corporation to execute.  However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Corporation to sign and execute.  In general, the President shall perform all duties as the Board may prescribe from time to time.

7.9           Vice Presidents.  In the absence of the President or in the event of his death, inability of refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President.  When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency.  A Vice President shall perform such other duties as the Chief Executive Officer, President or the Board may assign to him from time to time.

7.10           Secretary.  The Secretary shall (a) keep the minutes of the meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Corporation, (d) affix the seal of the Corporation to all documents which the Board has authorized execution on behalf of the Corporation under seal, (e) maintain a register of the address of each Stockholder of the Corporation, (f) sign, with the Chief Executive Officer, President, a Vice President, or any other officer or agent of the Corporation which the Board has authorized, certificates for shares of the Corporation, (g) have charge of the stock transfer books of the Corporation, and (h) perform all duties which the Board or Chief Executive Officer may assign to him from time to time.

7.11           Assistant Secretaries.  In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board or Chief Executive Officer determines otherwise, shall perform the duties of the Secretary.  When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary.  An Assistant Secretary shall perform such other duties as the Board or Chief Executive Officer may assign from time to time.

7.12           Chief Financial Officer.  The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board or the Chief Executive Officer.  Unless otherwise designated by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

7.13           Treasurer.  The Treasurer shall (a) have responsibility for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, (c) deposit all moneys in the name of the Corporation in depositories which the Board selects, and (d) perform all of the duties which the Board may assign to him from time to time.

7.14           Delegation of Authority.  Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.15           Vacancies.  The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

ARTICLE 8.

CONTRACTS, LOANS, DRAFTS,
DEPOSITS AND ACCOUNTS

8.1           Contracts.  The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board may make such authorization general or special.

8.2           Loans.  Unless the Board has authorized such action, no officer or agent of the Corporation shall contract for a loan on behalf of the Corporation or issue any evidence of indebtedness in the Corporation's name.

8.3           Drafts.  The persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Corporation.

8.4           Deposits.  The Treasurer shall deposit all funds of the Corporation not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board has delegated such power may select.  For the purpose of deposit and collection for the account of the Corporation, the Chief Executive Officer, President or the Treasurer (or any other officer, assistant, agent or attorney of the Corporation whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Corporation.

8.5           General and Special Bank Accounts.  The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board has delegated such power may select.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE 9.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.1           Certificates for Shares.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares owned by him in the Corporation.  Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board, or the Chief Executive Officer, President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. Fractional shares may be paid in cash, paid through the issuance of fractional interests or script, or rounded-up to the next whole number.

9.2           Transfer of Shares.  A holder of record of shares of the Corporation's stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Corporation, may transfer his shares only on the stock transfer books of the Corporation.  Such person shall furnish to the Secretary, transfer agent, or registrar of the Corporation proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his exiting certificate or certificates for such shares.  Whenever a holder of record of shares of the Corporation's stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Corporation shall state such fact in the entry of transfer if the transferor and the transferee request.

9.3           Lost Certificates.  The Board may direct the Secretary, transfer agent, or registrar of the Corporation to issue a new certificate to any holder of record of shares of the Corporation's stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact.  When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Corporation a bond of indemnity in such form and amount as the Board may direct.

9.4           Regulations.  The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

9.5           Holder of Record.  The Corporation may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate.  However, the Corporation may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

9.6           Treasury Shares.  Treasury shares of the Corporation shall consist of shares which the Corporation has issued and thereafter acquired but not cancelled.  Treasury shares shall not carry voting or dividend rights.

ARTICLE 10.

INDEMNIFICATION

10.1           Actions Other Than by or In the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Stockholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create, of itself, a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

10.2           Actions By or In the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Stockholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Stockholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member or any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that the Corporation shall make no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

10.3           Determination of Right to Indemnification.  The Corporation shall not indemnify any person under Section 10.01 or Section 10.02, in the absence of a court order, unless authorized in the specific case upon a determination that the director, officer, employee or agent has met the applicable standard of conduct set forth in Section 10.01 or Section 10.02.  One of the following shall make the determination: (a) the Board, by a majority vote of a quorum of directors not a party to the action, suit or proceeding; (b) absent a quorum or at the direction of a quorum of disinterested directors, independent legal counsel, by a written opinion; or (c) the Stockholders.

10.4           Indemnification Against Expenses of Successful Party.  Notwithstanding the other provisions of this Article 10, to the extent that a Stockholder, director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.01 or Section 10.02 of these Bylaws, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) which he actually and reasonably has incurred in connection therewith.

10.5           Advance of Expenses.  If the Corporation ultimately determines that the Corporation should not indemnify any person pursuant to the provisions of this Article 10, the Corporation nevertheless may pay his expenses incurred in defending an action or proceeding in advance of the final disposition of such action or proceeding upon specific authorization by the Board and upon his delivery to the Board of an undertaking to repay such amount.

10.6           Other Rights and Remedies.  The indemnification provided by this Article 10 shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office.  In addition, the indemnification, provided by this Article 10 shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.7           Insurance.  Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Stockholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article 10.

10.8           Constituent Corporations.  For the purposes of this Article 10, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, shall stand in the same position under the provisions of this Article 10 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its existence had continued.

10.9           Other Insurance.  The Corporation shall reduce the amount of the indemnification of any person pursuant to the provisions of this Article 10 by the amount which such person collects as indemnification (a) under any policy of insurance which the Corporation purchased and maintained on his behalf or (b) from another corporation, partnership, joint venture, trust or other enterprise.

10.10           Public Policy.  Nothing contained in this Article 10, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under any other applicable state or Federal law.

ARTICLE 11.

TAKEOVER OFFERS

In the event the Corporation receives a takeover offer, the Board shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Corporation's Stockholders, employees, customers, creditors and community in which it operates.

ARTICLE 12.

NOTICES

12.1           General.  Except as otherwise specifically provided herein or required by law, all notices required to be given to any Stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage prepaid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to Stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law.  Any such notice shall be addressed to such Stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  The time when such notice shall be deemed to be given shall be the time such notice is received by such Stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.  Without limiting the manner by which notice otherwise may be given effectively, notice to any Stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the Stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the Stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

12.2           Waiver of Notice.  Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

ARTICLE 13.

MISCELLANEOUS

13.1           Facsimile and Electronic Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any director or officer of the Corporation may be used whenever the signature of a director or officer of the Corporation shall be required, except as otherwise required by law or as directed by the Board of Directors from time to time.

13.2           Corporate Seal.  The Board may provide for a suitable seal containing the name of the Corporation, of which the Secretary shall be in charge.  The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

13.3           Fiscal Year.  The Board shall have the authority to fix and change the fiscal year of the Corporation.

ARTICLE 14.

AMENDMENTS

14.1           By the Board of Directors.  Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

14.2           By the Stockholders.  Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least 50.1% of the voting power of all of the shares of capital stock of the

Corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.  Such vote may be held at any annual meeting of Stockholders or at any special meeting of Stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Corporation as adopted by the directors effective August 12, 2014.

GulfSlope Energy, Inc.

By: /s/ John N. Seitz
Printed Name: John N. Seitz
Title: Chief Executive Officer